Exhibit 11.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use of our report dated April 27, 2018, on the financial statements of Worthy Peer Capital, Inc. as of December 31, 2017 and for the year then ended included in this Post-Qualification Amendment No. 1 to the Regulation A Offering Statement of Worthy Peer Capital, Inc., on Form 1-A, and to the reference to our firm under the heading “Experts”.

/s/ Salberg & Company, P.A.

SALBERG & COMPANY, P.A.

Boca Raton, Florida

May 21, 2018